Exhibit 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
[Signature page to follow]

Signature Page
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 12, 2009.

Defu Dong	/s/ Defu Dong

Defu Dong

Oasis Land Limited	By:	/s/ Defu Dong

		Name:	Defu Dong
		Title:	Director

Dong’s Family Trust	For and on behalf of
HSBC International Trustee Limited, as trustee
for Dong’s Family Trust

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

		Name:	Andrew T. Chan, Danny W. K. Tsui
		Title:	Director, Associate Director

HSBC International Trustee Limited	For and on behalf of
HSBC International Trustee Limited

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

		Name:	Andrew T. Chan, Danny W. K. Tsui
		Title:	Director, Associate Director

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